Exhibit 32.2

               CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                   AS ADOPTED PURSUANT TO SECTION 302 OF THE
                           SARBANES-OXLEY ACT OF 2002

   I, Amanda Harington, certify that:

1. I have reviewed this report on Form 10QSB of Celtron International, Inc.

2. Based on my knowledge, the report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the report;

3. Based on my knowledge, the financial statements, and other financial information included in the report, fairly present in all material respects the financial condition, results of operations and cash flows of Celtron International, Inc. as of, and for, the periods presented in the report;

4. I am responsible for establishing and maintaining disclosure controls and procedures (as such term is defined in Regulation 13a-14 of the Securities Exchange Act of 1934) for Celtron International, Inc., and have:

i. Designed such disclosure controls and procedures to ensure that material information relating to Celtron International, Inc., including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which the periodic reports are being prepared;

ii. Evaluated the effectiveness of Celtron International, Inc.'s disclosure controls and procedures as of a date within 90 days prior to the filing date of the report ("Evaluation Date"); and

iii. Presented in the report my conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. I have disclosed, based on our most recent evaluation, to the Celtron International, Inc. auditors and the audit committee of the board of directors (or persons fulfilling the equivalent function):

i. All significant deficiencies in the design or operation of internal controls which could adversely affect Celtron International, Inc.'s ability to record, process, summarize and report financial data and have identified for Celtron International, Inc.'s auditors any material weaknesses in internal controls; and
ii. Any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer's internal controls; and

6. I and the other certifying officer have indicated in the report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: May 31, 2005

/s/ Amanda Harington
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Amanda Harington
Chief Financial Officer